EXHIBIT
                                                                     3.1


                    CERTIFICATE OF INCORPORATION, AS AMENDED
                             EUROAMERICAN GROUP INC.

        FIRST:    The name of the Corporation is EuroAmerican Group Inc.

        SECOND:   Its registered office is to be located at 306 South State
   Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Corporation.

        THIRD:    The purpose of the Corporation is to engage in any lawful
   act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:

             (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares the Corporation is authorized to issue is thirty-seven million (37,000,000) consisting on two million (2,000,000) shares of Preferred Stock and thirty-five million (35,000,000) shares of Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $0.001 per share, and the aggregate par value of all shares of Preferred Stock shall be $2,000.00 and all shares of Common Stock shall be $35,000.00.

             (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH to provide for the issuance of the shares of Preferred Stock in one or more series, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designated powers, preference and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

             The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law; and, if so, the terms of such voting rights;

                  (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment on shares of that series; and

                  (h) Any other relative or participating rights, preferences and limitations of that series.

        RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 325,000 shares of the 2,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series authorized by this resolution as follows:

             1. Designation and Rank. The designation of such series of Preferred Stock authorized by this resolution shall be Series A Non-Voting Convertible Senior Preferred Stock (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be 325,000. Shares of the Series A Preferred Stock shall have a liquidation preference of $2.00 per share. The Series A Preferred Stock shall rank prior to the Company's Common Stock as to rights upon liquidation, dissolution or winding up.

             2. No Dividends. Except in the case of dividends which are liquidating distributions (any such dividend to be governed by the provisions of Section 3 hereof ), no dividends shall be paid on the Series A Preferred Stock.

             3. Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (a "Liquidation"), before any distribution of assets shall be made to the holders of any Common Stock or to any other capital stock of the Company which by its terms ranks junior to the Series A Preferred Stock as to amounts distributable on Liquidation of the Company, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.00 per share plus the amount, if any, per share in excess of $2.00 that would be due to the Series A Preferred Stock if the Series A Preferred Stock were being redeemed for cash on the date fixed for the distribution of assets of the Company to the holders of Series A Preferred Stock.

             The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company, or the merger or consolidation of the Company into or with any other corporation or the merger of any other corporation into the Company in which merger or consolidation the stockholders of the Company receive distributions in cash or securities of another corporation as a result of such merger or consolidation (in any case other than a merger solely for the purpose of changing the Company's domicile) shall not be deemed to be a Liquidation of the Company for the purposes of this Section 3.

             The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 3 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Series A Preferred Stock and
   (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series A Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

             After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

             4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

             (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, on each anniversary of the Original Issue Date (as hereinafter defined), by giving a Conversion Notice (as hereinafter defined) at least five days before such anniversary (but no Conversion Notice shall be effective if a Redemption Notice '(as defined in Section 5(b) hereof is given no later than 10 days prior to the anniversary next following the Redemption Notice), at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in accordance with the table below (such number of shares of Common Stock are herein referred to as the "Conversion Rate"). Original Issue Date means the date on which shares of Series A Preferred Stock were originally issued.

                        Anniversary of                No. Shares
                      Original Issue Date          of Common Stock

                             First                        8
                            Second                        7
                             Third                        6

             (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates thereof, duly endorsed, at the principal office of the Company (which shall be deemed to be the office set forth on the cover page of the Company's last periodic report filed with the Securities and Exchange Commission at 30 days prior to the Conversion Notice) or of any transfer agent for such stock, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued (a "Conversion Notice").
        The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the anniversary next following the Conversion Notice. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

             (c) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Rate of the Series A Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

             (d) Other Distributions. In the event the Company shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any of its subsidiaries, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive, upon the conversion thereof, the securities of the Company which they would have received had their stock been converted into Common Stock on the date of such event.

             (e) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment tin accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

             (f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times' reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock' to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

             (g) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fractional share up to the next whole share of Common Stock.

             (h) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

             (i) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations' or a sale of all or substantially all of the assets of the Company, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization or reclassification, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Preferred Stock.

             5.   Redemption.

             (a) On the second anniversary of the Original Issue Date, the Company shall be entitled to, and on the third anniversary of the Original Issue Date, the Company shall, redeem from each holder of Series A Preferred Stock (out of funds legally available therefor if the Redemption Price (as hereinafter defined) is payable in cash), all, but not less than all, of the outstanding shares of Series A Preferred Stock held by each holder of Series A Preferred Stock. On the relevant date on which the Series A Preferred Stock is to be redeemed (the "Redemption Date"), the redemption shall be made at the election of the Company (i) by payment in cash of a sum equal to $2.00 per share of Series A Preferred Stock plus, if the Redemption Price is being paid in cash, an amount equal to $.32 per share of Series A Preferred Stock, if the Redemption Date is the second anniversary of the Original Issue Date, and $.48 per share if the Redemption Date is the third anniversary of the Original Issue Date, or
   (ii) by issuance of a number of shares of Common Stock equal to the Redemption Shares (as hereinafter defined) (such amount of cash or number of shares of Common Stock is herein referred to as the "Redemption Price"), provided, however, if the Redemption Date is prior to the third anniversary of the Original Issue Date, the Redemption Price may be paid in Redemption Shares only if the Net Income Test (as hereinafter defined) is met.

             Redemption Shares means (i) if the Net Income Test is met, the number of shares of Common Stock issued on redemption for each share of Series A Preferred Stock shall be equal to the quotient of dividing $2.00 by 90 of the Average Price (as hereinafter defined), and (ii) if the Net Income Test is not met, the Conversion Rate. Net Income Test means that the Company's consolidated net income, determined in accordance with generally accepted accounting principles, for the last fiscal year ending prior to the Redemption Date, is at least $750,000. Any report by an independent public accountant on the Company's financial statements for such year which contains an opinion on such financial statements to the effect that they are presented in accordance with generally accepted accounting principles without exception and which contains no limitation as to the scope of the audit shall be deemed conclusive evidence of the Company's net income for such year. Average Price means the average of the reported closing high bid and low asked prices per share of Common Stock for the 30 trading days ending 15 days prior to the Redemption Notice in the principal market in which the Common Stock is then traded.

             (b) At least 10 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, by the Company to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of the Series A Preferred Stock, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption which is to be effected, specifying the Redemption Date, the Redemption Price, whether the Redemption Price is to be paid in cash or in Common Stock and if in Common Stock, the Redemption Shares, the place at which payment may be obtained and calling upon each such holder to surrender to the Company, in the manner and at the place designated, its certificate Or certificates representing all of its shares. Except as provided in Section 5(c), on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to the Company the certificate or certificates representing the shares of Series A Preferred Stock owned by it in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

             (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. In the event the Company elects to pay the Redemption Price in cash and defaults in such payment, the holders of the Series A Preferred Stock shall have such rights as are afforded to them by law and under any agreement with the Company providing security for such payment.

             6. Voting Rights. Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

             RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 250,000 shares of the 1,675,000 remaining shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series authorized by this resolution as follows:

             1. Designation and Rank. The designation of such series of Preferred Stock authorized by this resolution shall be Series B Non-Voting Convertible Preferred Stock (the "Series B Preferred Stock"). The maximum number of shares of Series B Preferred Stock shall be 250,000. The Series B Preferred Stock shall rank pari pasu with the Company's Common Stock as to rights upon liquidation, dissolution or winding up of the Company, as provided in Section 3 hereof.

             2. No Dividends. Except in the case of dividends which are liquidating distributions (any such dividend to be governed by the provisions of Section 3 hereof), no dividends shall be paid on the Series B Preferred Stock.

             3. Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (a "Liquidation"), the Series B Preferred Stock shall rank pari pasu with the Common Stock as to amounts distributable on Liquidation and each share of Series B Preferred Stock shall have the right to receive an amount equal to the product of the amount each share of Common Stock has the right to receive on Liquidation multiplied by the Conversion Rate (as defined in Section 4 hereof).

             The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company, or the merger or consolidation of the Company into or with any other corporation or the merger of any other corporation into the Company in which merger or consolidation the stockholders of the Company receive distributions in cash or securities of another corporation as a result of such merger or consolidation (in any case other than a merger solely for the purpose of changing the Company's domicile) shall not be deemed to be a Liquidation of the Company for the purposes of this Section 3.

             The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 3 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Series B Preferred Stock and
   (ii) transfer instrument(s) satisfactory to the Company and sufficient to transfer such shares of Series B Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

             After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

             4. Conversion. The Series B Preferred Stock shall convert into shares of Common Stock as follows:

                  (a)  Automatic Conversion.   On January 31, 2000, each
        outstanding share of Series B Preferred Stock shall, automatically and with no action required on the part of the holder thereof or the Company, convert into 100 fully paid and nonassessable shares of Common Stock (the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is herein referred to as the "Conversion Rate"); provided, however, that if the Company does not have a sufficient number of authorized but unissued shares of Common Stock to effect such conversion, then such conversion shall not occur until the Company has a sufficient number of authorized but unissued shares of Common Stock. With respect to any share of Class B Preferred Stock, original Issue Date means the date such share is originally issued by the Company.

                  (b) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which such holder's shares of Series B Preferred Stock have been converted, such holder shall surrender the certificate or certificates representing his or her shares of Series B Preferred Stock, duly endorsed, at the principal office of the Company (which shall be deemed to be the office set forth on the cover page of the Company's last periodic report filed with the Securities and Exchange Commission prior to the delivery of the Conversion Notice) or of any transfer agent for such stock, and shall give written notice to the Company at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued (a "Conversion Notice"). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Notwithstanding the date certificates representing the Common Stock issued upon conversion are actually prepared, the conversion shall be deemed to have been made on the date provided for in Section 4(a), and the person or persons entitled to receive the certificate or certificates representing such shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (c) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Rate of the Series B Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                  (d) Other Distributions. In the event the Company shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or any of its subsidiaries, then in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive, upon the conversion thereof, the securities of the Company which they would have received had their stock been converted into Common Stock on the date of such event.

                  (e) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                  (f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                  (g) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fractional share up to the next whole share of Common Stock.

                  (h) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.

                  (i) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series B Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization or reclassification, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series B Preferred Stock.

             5. Voting Rights. Except as otherwise required by law, the Series B Preferred Stock shall have no voting rights.

        FIFTH:    The number of directors of the Corporation that shall
   constitute the entire Board of Directors shall be not less than three and not more than five directors, with the exact number specified in the Bylaws of the Corporation from time to time.

        SIXTH:    None of the following actions may be taken, nor commitments therefor made on behalf of the Corporation, by the President or any other officer, agent or representative of the Corporation without the prior approval of a majority of the members of the Board of Directors:

             (a) The acquisition or disposition of any item or related items of real property or personal property for a consideration in excess of $25,000;

             (b) The lease of any personal property or real property, if (i) the present value (computed on the basis of a 10% discount rate) of the total lease payments due under such lease, without regard to the exercise of any options to extend or renew, exceeds $75,000 or (ii) the fair market value of the property leased exceeds $75,000 or (iii) the term of such lease exceeds 12 months;

             (c) The expenditure by the Corporation in excess of $25,000 in any single transaction or series of related transactions;

             (d) The establishment of a new line of credit or extension of any existing line of credit; any guarantee of indebtedness by the Corporation, other than pursuant to endorsement of checks or drafts received in the ordinary course of business, and any incurring or assumption of indebtedness by the Corporation in excess of $25,000 in any single instance other than pursuant to lines of credit approved in accordance with this section;

             (e) The granting of any indemnity or performance guarantee by the Corporation to any person where the potential liability of the Corporation exceeds $25,000;

             (f) The establishment and approval of any periodic budget for the Corporation;

             (g) Any decision relating to which produCts or services the Corporation shall sell, market, distribute, lease, license or otherwise deal in, including any decision not to sell, market, distribute, lease, license or otherwise deal in any of the Corporation's current products, services or improvements thereto; any decisions regarding the general pricing policy for products or services of the Corporation; or any material change in the scope or nature of the business of the Corporation;

             (h) Any decision regarding the conduct of litigation, whether as plaintiff or defendant, where the aggregate amount in controversy exceeds $10,000;

             (i) Any entry into any commitment or agreement for employment or termination of employment by the Corporation of any person for any executive position or any other agreement or commitment for the services of any person, including consulting contracts, providing for an annual compensation in excess of $40,000, in each case regardless of whether the agreement or commitment is oral or in writing, for a term or at will, express or implied;

             (j) The issuance of any capital stock, securities convertible into capital stock or any other securities of the Corporation or subscriptions, options, warrants or other rights of the issuance or purchase of any capital stock or other securities to any officer of the Corporation or employee having duties and responsibilities similar to those of an office or to any shareholder of the Corporation;

             (k) The granting of any distributorships with respect to products or services of the Corporation;

             (l) The alteration or change in any of the rights, preferences or privileges of any class or series of the capital stock;

             (m) Any increase in the authorized number of shares of any class or series of capital stock;

             (n) The creation of any new class or series of shares of capital stock or securities convertible into shares of capital stock;

             (o) Any amendment to the Certificate of Incorporation or By-laws of the Corporation;

             (p) Any merger into or consolidation with any other corporation, partnership or other entity;

             (q) The sale or transfer by the Corporation of any shares of capital stock of the Corporation, whether a new issue or out of treasury shares, or the issuance of any other securities, whether equity or debt, or any warrant, option or other right exercisable for any securities of the Corporation, including, without limitation, the issuance of any Preferred Stock or other securities in response to an unsolicited offer for the Corporation or the issuance of securities under the Corporation's 1988' Stock Incentive Plan or other employee benefit plans;

             (r) The purchase or other acquisition, redemption or retirement of any capital stock or other securities of the Corporation or any agreement or commitment to do any of the foregoing, including the redemption or calling of any Stock or Warrants owned by CAL.

             (s) Any liquidation, dissolution, reorganization, recapitalization or other alteration Of the Corporation's legal status or the commencement of any proceedings therefor;

             (t) The declaration or payment of any dividends or the making of any other distributions, in cash, property or stock, with respect to the capital stock of the Corporation;

             (u) Any decision relating to the insolvency, bankruptcy or similar financial distress of the Corporation;

             (v) The appointment of any corporate officer of the Corporation; or

             (w) Entering into any new arrangement, or modification of any existing arrangement, relating to the terms of service and duties of any stockholder with the Corporation.

        SEVENTH: The By-Laws of the Corporation may be made, altered, amended, changed, added or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

        EIGHTH:   The Corporation shall, to the fullest extent permitted by
   Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to, in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders, or disinterested directors or otherwise,' both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to' a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

        NINTH:    A director of this Corporation shall not be liable to the
   Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. In particular, and without limiting the generality of the foregoing, the personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection
   (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.